UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2010 (June 9, 2010)

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25346 (Commission File Number)	47-0772104 (IRS Employer Identification No.)
120 Broadway, Suite 3350
New York, New York 10271
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 348-6700
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
ACI Worldwide, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on June 9, 2010. At that meeting, the stockholders voted on two matters: (1) the election of eight directors to hold office until the 2011 Annual Meeting of Stockholders, and (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010. The votes cast with respect to each of these items of business which were properly presented at the meeting are as follows:
     1. The stockholders elected each of the following eight nominees to the Board of Directors to hold office until the 2011 Annual Meeting of Stockholders:

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Alfred R. Berkeley, III	28,436,608	254,582	1,965,506
John D. Curtis	28,428,303	262,887	1,965,506
Philip G. Heasley	28,247,533	443,657	1,965,506
James C. McGroddy	28,427,344	263,846	1,965,506
Harlan F. Seymour	28,303,112	388,078	1,965,506
John M. Shay, Jr.	28,304,087	387,103	1,965,506
John E. Stokely	28,436,608	254,582	1,965,506
Jan H. Suwinski	28,303,612	387,578	1,965,506
     2. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,542,916	92,324	21,456	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.
/s/ Victoria H. Sitz
Victoria H. Sitz, Vice President
Date: June 14, 2010